Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Richard J. Vatinelle
	Executive Vice President and	Vice President and
	Chief Financial Officer	Treasurer
	williamlowe@kemet.com	richardvatinelle@kemet.com
	864-963-6484	954-766-2800

KEMET REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2017 RESULTS

•	Net sales for the quarter up 5.0% to $197.5 million compared to the prior quarter ended December 31, 2016

•	Gross margin for fiscal year 2017 of 24.6% compared to 22.2% for the prior fiscal year 2016

•	Cash Balance at March 31, 2017 of $109.8 million up $44.8 million compared to prior year March 31, 2016

Greenville, South Carolina (May 10, 2017) - KEMET Corporation (the “Company”) (NYSE: KEM), a leading global supplier of electronic components, today reported preliminary results for the fourth quarter and fiscal year ended March 31, 2017.

Net sales of $197.5 million for the quarter ended March 31, 2017 increased 5.0% from net sales of $188.0 million for the prior quarter ended December 31, 2016, and increased 7.4% compared to net sales of $183.9 million for the quarter ended March 31, 2016. For the fiscal year ended March 31, 2017 net sales were $757.8 million, up 3.1% compared to $734.8 million for the fiscal year ended March 31, 2016.

U.S. GAAP net income, including the equity income from NEC TOKIN, for the quarter ended March 31, 2017 was $52.9 million, or $0.93 per diluted share, compared to a net loss for the quarter ended March 31, 2016 of $15.2 million or $0.33 loss per basic and diluted share. U.S. GAAP net income, including the equity income from NEC TOKIN, for the fiscal year ended March 31, 2017 was $48.0 million, or $0.87 per diluted share compared to a net loss of $53.6 million, or $1.17 loss per basic and diluted share for the fiscal year ended March 31, 2016.

Non-U.S. GAAP Adjusted net income for the quarter ended March 31, 2017 was $7.8 million or $0.14 per diluted share, compared to a non-U.S. GAAP Adjusted net income of $1.8 million or $0.04 per diluted share for the quarter ended March 31, 2016. For the fiscal year ended March 31, 2017, non-U.S. GAAP Adjusted net income was $23.9 million, or $0.43 per diluted share compared to non-U.S. GAAP Adjusted net income of $8.9 million, or $0.17 per diluted share for the fiscal year ended March 31, 2016.

“It was another milestone for KEMET with the fifth quarter of sequential growth and cash generation exceeding our forecast,” stated Per Loof KEMET’s Chief Executive Officer. “While many doubted our ability to bring the TOKIN acquisition to closure it was an exciting quarter and now a start to our next fiscal year with a transaction that is unique, transformational, and deleveraging to the balance sheet. The work now begins to bring more value to our shareholders through this combination,” continued Loof.

Net income (loss) for the fiscal quarters and years ended March 31, 2017 and 2016 include various items affecting comparability as denoted in the U.S. GAAP to Non-U.S. GAAP reconciliation table included hereafter.

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through-hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

QUIET PERIOD

Beginning July 1, 2017, we will observe a quiet period during which the information provided in this news release and annual report on Form 10-K will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate and cause a write down of long-lived assets or goodwill; (ii) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased raw materials; (iii) changes in the competitive environment; (iv) uncertainty of the timing of customer product qualifications in heavily regulated industries; (v) economic, political, or regulatory changes in the countries in which we operate; (vi) difficulties, delays or unexpected costs in completing the restructuring plans; (vii) acquisitions and other strategic transactions expose us to a variety of risks; (viii) acquisition of TOKIN may not achieve all of the anticipated results; (ix) our business could be negatively impacted by increased regulatory scrutiny and litigation; (x) difficulties associated with retaining, attracting and training effective employees and management; (xi) the need to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xii) exposure to claims alleging product defects; (xiii) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xiv) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xv) changes impacting international trade and corporate tax provisions related to the global manufacturing and sales of our products may have an adverse effect on our financial condition and results of operations; (xvi) volatility of financial and credit markets affecting our access to capital; (xvii) the need to reduce the total costs of our products to remain competitive; (xviii) potential limitation on the use of net operating losses to offset possible future taxable income; (xix) restrictions in our debt agreements that limit our flexibility in operating our business; (xx) disruption to our information technology systems to function properly or control unauthorized access to our systems may cause business disruptions; (xxi) additional exercise of the warrant by K Equity, LLC which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions; and (xxii) fluctuation in distributor sales could adversely affect our results of operations.

KEMET CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Quarters Ended March 31,		Fiscal Year Ended
	2017	2016	2017	2016
Net sales	$197,519	$183,926	$757,791	$734,823
Operating costs and expenses:
Cost of sales	147,680	141,913	571,679	571,543
Selling, general and administrative expenses	29,317	25,790	107,868	101,446
Research and development	6,522	6,395	27,629	24,955
Restructuring charges	1,087	617	5,404	4,178
Write down of long-lived assets	4,086	—	10,279	—
Net (gain) loss on sales and disposals of assets	85	608	392	375
Total operating costs and expenses	188,777	175,323	723,251	702,497
Operating income (loss)	8,742	8,603	34,540	32,326
Other (income) expense:
Interest income	(10)	(4)	(24)	(14)
Interest expense	10,004	9,929	39,755	39,605
Change in value of NEC TOKIN options	(14,200)	—	(10,700)	26,300
Other income (expense), net	1,556	147	(5,127)	(2,348)
Income (loss) before income taxes and equity income (loss) from NEC TOKIN	11,392	(1,469)	10,636	(31,217)
Income tax expense (benefit)	(150)	2,056	4,290	6,006
Income (loss) before equity income (loss) from NEC TOKIN	11,542	(3,525)	6,346	(37,223)
Equity income (loss) from NEC TOKIN	41,372	(11,648)	41,643	(16,406)
Net income (loss)	$52,914	$(15,173)	$47,989	$(53,629)

Net income (loss) per basic share	$1.13	$(0.33)	$1.03	$(1.17)

Net income (loss) per diluted share	$0.93	$(0.33)	$0.87	$(1.17)

Weighted-average shares outstanding:
Basic	46,803	46,160	46,552	46,004
Diluted	57,130	46,160	55,389	46,004

KEMET CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	March 31, 2017	March 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$109,774	$65,004
Accounts receivable, net	92,526	93,168
Inventories, net	147,955	168,879
Prepaid expenses and other	28,759	25,496
Total current assets	379,014	352,547
Property plant and equipment net of accumulated depreciation of $821,276 and $815,338 as of March 31, 2017 and March 31, 2016, respectively	209,311	241,839
Goodwill	40,294	40,294
Intangible assets, net	29,781	33,301
Investment in NEC TOKIN	63,416	20,334
Deferred income taxes	8,593	8,397
Other assets	4,119	3,068
Total assets	$734,528	$699,780
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,000	$2,000
Accounts payable	69,674	70,981
Accrued expenses	57,752	50,320
Income taxes payable	715	453
Total current liabilities	130,141	123,754
Long-term debt, less current portion	386,211	385,833
Other non-current obligations	60,131	74,892
Deferred income taxes	3,370	2,820
Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—	—
Common stock, par value $0.01, authorized 175,000 shares, issued 46,689 and 46,508 shares at March 31, 2017 and 2016, respectively	467	465
Additional paid-in capital	447,671	452,821
Retained deficit	(251,651)	(299,510)
Accumulated other comprehensive income	(41,812)	(31,425)
Treasury stock, at cost (611 shares at March 31, 2016)	—	(9,870)
Total stockholders’ equity	154,675	112,481
Total liabilities and stockholders’ equity	$734,528	$699,780

KEMET CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Fiscal Years Ended March 31,
	2017	2016
Net income (loss)	$47,989	$(53,629)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	37,338	39,016
Non-cash debt and financing costs	761	859
Equity income (loss) from NEC TOKIN	(41,643)	16,406
Change in value of NEC TOKIN options	(10,700)	26,300
Net (gain) loss on sales and disposals of assets	392	375
Stock-based compensation expense	4,720	4,774
Pension and other post-retirement benefits	2,543	3,013
Deferred income tax expense (benefit)	(19)	495
Write down of long-lived assets	10,279	—
Write down of receivables	64	24
Other, net	(327)	306
Changes in assets and liabilities:
Accounts receivable	(12)	(2,346)
Inventories	16,805	3,338
Prepaid expenses and other current assets	(1,769)	13,588
Accounts payable	6,170	(5,982)
Accrued income taxes	144	(382)
Other operating liabilities	(1,068)	(13,790)
Net cash provided by (used in) operating activities	71,667	32,365
Investing activities:
Capital expenditures	(25,617)	(20,469)
Acquisitions, net of cash received	—	(2,892)
Change in restricted cash	—	1,802
Proceeds from sale of assets	19	971
Net cash provided by (used in) investing activities	(25,598)	(20,588)
Financing activities:
Proceeds from revolving line of credit	12,000	10,000
Payments of revolving line of credit	(12,000)	(9,600)
Deferred acquisition payments	—	(3,000)
Proceeds from issuance of debt	2,314	—
Payments of long-term debt	(2,428)	(481)
Proceeds from exercise of stock options	1,133	—
Purchase of treasury stock	(1,144)	(722)
Net cash provided by (used in) financing activities	(125)	(3,803)
Net increase (decrease) in cash and cash equivalents	45,944	7,974
Effect of foreign currency fluctuations on cash	(1,174)	668
Cash and cash equivalents at beginning of fiscal period	65,004	56,362
Cash and cash equivalents at end of fiscal period	$109,774	$65,004

Non-U.S. GAAP Financial Measures

In this news release, the Company makes reference to certain Non-U.S. GAAP financial measures, including "Adjusted gross margin", "Adjusted operating income", “Adjusted net income (loss)”, “Adjusted net income (loss) per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management.

Adjusted Gross Margin

Adjusted gross margin represents net sales less cost of sales excluding adjustments which are outlined in the quantitative reconciliation provided below.  Management uses Adjusted gross margin to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided below which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations.
The Company believes that Adjusted gross margin is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company.  Adjusted gross margin should not be considered as an alternative to gross margin or any other performance measure derived in accordance with U.S. GAAP.

The following table provides a reconciliation from U.S. GAAP Gross margin to Non-U.S. GAAP Adjusted gross margin (amounts in thousands):

	Quarters Ended			Fiscal Years Ended
	March 31, 2017	December 31, 2016	March 31, 2016	March 31, 2017	March 31, 2016
		(Unaudited)
Net sales	$197,519	$188,029	$183,926	$757,791	$734,823
Cost of sales	147,680	140,692	141,913	571,679	571,543
Gross Margin (U.S. GAAP)	49,839	47,337	42,013	186,112	163,280
Gross margin as a % of net sales	25.2%	25.2%	22.8%	24.6%	22.2%
Non-U.S. GAAP-adjustments:
Plant shut-down costs	—	—	141	—	372
Plant start-up costs	—	—	319	427	861
Stock-based compensation expense	391	308	278	1,384	1,418
Adjusted gross margin (non-GAAP)	$50,230	$47,645	$42,751	$187,923	$165,931
Adjusted gross margin as a % of net sales	25.4%	25.3%	23.2%	24.8%	22.6%

Adjusted Operating Income (Loss)

Adjusted operating income represents operating income (loss), excluding adjustments which are outlined in the quantitative reconciliation provided below. We use Adjusted operating income to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided below which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believe that Adjusted operating income (loss) is useful to investors because it provides a supplemental way to understand our underlying operating performance and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations. Adjusted operating income (loss) should not be considered as an alternative to operating income (loss) or any other performance measure derived in accordance with U.S. GAAP.

Adjusted operating income (loss) is calculated as follows (amounts in thousands):

	Quarters Ended			Fiscal Year Ended
	March 31, 2017	December 31, 2016	March 31, 2016	March 31, 2017	March 31, 2016
	(Unaudited)
Operating income (loss) (U.S. GAAP)	$8,742	$13,850	$8,603	$34,540	$32,326
Adjustments:
ERP integration costs/IT transition costs	1,760	1,734	859	7,045	5,677
Stock-based compensation expense	1,249	1,139	1,013	4,720	4,774
Restructuring charges	1,087	(369)	617	5,404	4,178
Legal expenses related to antitrust class actions	406	293	482	2,640	3,041
NEC TOKIN investment related expenses	497	204	265	1,101	900
Plant start-up costs	—	—	319	427	861
Net (gain) loss on sales and disposals of assets	85	132	608	392	375
Plant shut-down costs	—	—	141	—	372
Pension plan adjustment	—	—	—	—	312
Write down of long-lived assets	4,086	—	—	10,279	—
Adjusted operating income (loss) (non-GAAP)	$17,912	$16,983	$12,907	$66,548	$52,816

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share

“Adjusted net income (loss)” and “Adjusted net income (loss) per share” represent net income (loss) and net income (loss) per share excluding adjustments which are outlined in the quantitative reconciliation provided below.  Management believes that these Non-U.S. GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations. Management uses these Non-U.S. GAAP financial measures to evaluate operating performance by excluding the items outlined in the quantitative reconciliation provided below which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. Non-U.S. GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP net income (loss) to Non-U.S. GAAP adjusted net income (loss):

U.S. GAAP to Non- U.S. GAAP Reconciliation

	Quarters Ended			Fiscal Year Ended
	March 31, 2017	December 31, 2016	March 31, 2016	March 31, 2017	March 31, 2016
	(Unaudited, Amounts in thousands, except per share data)
U.S. GAAP
Net sales	$197,519	$188,029	$183,926	$757,791	$734,823
Net income (loss)	$52,914	$12,278	$(15,173)	$47,989	$(53,629)

Net income (loss) per basic share	$1.13	$0.26	$(0.33)	$1.03	$(1.17)
Net income (loss) per diluted share	$0.93	$0.22	$(0.33)	$0.87	$(1.17)
Non-U.S. GAAP
Net income (loss) (U.S. GAAP)	52,914	12,278	(15,173)	47,989	(53,629)
Adjustments:
Change in value of NEC TOKIN options	(14,200)	(6,900)	—	(10,700)	26,300
Equity (gain) loss from NEC TOKIN	(41,372)	133	11,648	(41,643)	16,406
Restructuring charges	1,087	(369)	617	5,404	4,178
ERP integration costs/IT transition costs	1,760	1,734	859	7,045	5,677
Stock-based compensation	1,249	1,139	1,013	4,720	4,774
Legal expenses related to antitrust class actions	406	293	482	2,640	3,041
Net foreign exchange (gain) loss	1,507	(2,621)	122	(3,758)	(3,036)
NEC TOKIN investment related expenses	497	204	265	1,101	900
Income tax effect of pension curtailment	—	—	155	—	875
Plant start-up costs	—	—	319	427	861
Amortization included in interest expense	200	183	210	761	859
(Gain) loss on sales and disposals of assets	85	132	608	392	375
Plant shut-down costs	—	—	141	—	372
Pension plan adjustment	—	—	—	—	312
Income tax effect of non-GAAP adjustments (1)	(374)	(396)	546	(741)	652
Write down of long-lived assets	4,086	—	—	10,279	—
Adjusted net income (loss) (non-GAAP)	$7,845	$5,810	$1,812	$23,916	$8,917
Adjusted net income (loss) per basic share (non-GAAP)	$0.17	$0.13	$0.04	$0.51	$0.19
Adjusted net income (loss) per diluted share (non-GAAP)	$0.14	$0.11	$0.04	$0.43	$0.17
Weighted average shares outstanding:
Basic	46,803	46,606	46,160	46,552	46,004
Diluted (2)	57,130	55,296	50,056	55,389	51,436
(1)         The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction.
(2) Used to calculate adjusted net income (loss) per diluted share.

Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before net interest expense, income tax expense, and depreciation and amortization expense, adjusted to exclude certain item which are outlined in the quantitative reconciliation provided below.  We use Adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other adjustments to arrive at Adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our Adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA only supplementally.

The following table provides a reconciliation from U.S. GAAP net income (loss) to Adjusted EBITDA (amounts in thousands):

	Fiscal Year 2017
	Q1	Q2	Q3	Q4	Total
Net income (loss) (U.S. GAAP)	$(12,205)	$(4,998)	$12,278	$52,914	$47,989

Adjustments:
Income tax expense (benefit)	1,800	830	1,810	(150)	4,290
Interest expense, net	9,920	9,904	9,913	9,994	39,731
Depreciation and amortization	9,436	9,440	9,095	9,367	37,338
Change in value of NEC TOKIN options	12,000	(1,600)	(6,900)	(14,200)	(10,700)
Equity (gain) loss from NEC TOKIN	(223)	(181)	133	(41,372)	(41,643)
ERP integration costs/IT transition costs	1,768	1,783	1,734	1,760	7,045
Stock-based compensation	1,228	1,104	1,139	1,249	4,720
Restructuring charges	688	3,998	(369)	1,087	5,404
Legal expenses related to antitrust class actions	1,175	766	293	406	2,640
Net foreign exchange (gain) loss	(1,920)	(724)	(2,621)	1,507	(3,758)
NEC TOKIN investment-related expenses	206	194	204	497	1,101
Plant start-up costs	308	119	—	—	427
(Gain) loss on sales and disposals of assets	91	84	132	85	392
Write down of long lived assets	—	6,193	—	4,086	10,279
Adjusted EBITDA (non-GAAP)	$24,272	$26,912	$26,841	$27,230	$105,255

	Fiscal Year 2016
	Q1	Q2	Q3	Q4	Total
Net income (loss) (U.S. GAAP)	$(37,050)	$7,194	$(8,600)	$(15,173)	$(53,629)

Adjustments:
Income tax expense (benefit)	(248)	1,438	2,760	2,056	6,006
Interest expense, net	10,010	9,808	9,848	9,925	39,591
Depreciation and amortization	9,917	9,265	9,674	10,160	39,016
Change in value of NEC TOKIN options	29,200	(2,200)	(700)	—	26,300
Equity (gain) loss from NEC TOKIN	(1,585)	(162)	6,505	11,648	16,406
ERP integration costs/IT transition costs	4,369	282	167	859	5,677
Stock-based compensation	1,279	1,328	1,154	1,013	4,774
Restructuring charges	1,824	23	1,714	617	4,178
Legal expenses related to antitrust class actions	718	541	1,300	482	3,041
Net foreign exchange (gain) loss	1,049	(3,171)	(1,036)	122	(3,036)
NEC TOKIN investment-related expenses	224	186	225	265	900
Plant start-up costs	195	187	160	319	861
(Gain) loss on sales and disposals of assets	(58)	(304)	129	608	375
Plant shut-down costs	—	—	231	141	372
Pension plan adjustment	312	—	—	—	312
Adjusted EBITDA (non-GAAP)	$20,156	$24,415	$23,531	$23,042	$91,144